SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                  FORM S-8

                          Registration Statement
                                 Under the
                          Securities Act of 1933


                    Gentner Communications Corporation
           ------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

                    Utah                               87-0398877
       ------------------------------                ---------------
       (State or Other Jurisdiction of              (I.R.S. Employer
       Incorporation or Organization)              Identification No.)


      1825 West Research Way, Salt Lake City, Utah            84119
- ----------------------------------------------------------------------
        (Address of Principal Executive Office)             (Zip Code)


                             1990 Incentive Plan
- ----------------------------------------------------------------------
                          (Full Title of the Plan)

Russell D. Gentner, 1825 West Research Way, Salt Lake City, Utah 84119
- ----------------------------------------------------------------------
                   (Name and Address of Agent For Service)

                               (801) 975-7200
- ----------------------------------------------------------------------
        (Telephone Number, Including Area Code, of Agent For Service)



                       CALCULATION OF REGISTRATION FEE
======================================================================

                                  Proposed(1)  Proposed(2)
 Title of                         Maximum      Maximum
Securities         Amount         Offering    Aggregate    Amount of(3)
   to be            to be           Price     Offering   Registration
Registered       Registered       Per Share      Price        Fee
- ----------------------------------------------------------------------

Common Stock    800,000 shares     $0.8125     $650,000     $224
======================================================================

(1) The maximum offering price per share of the securities is calculated based on Rule 457(c). The maximum offering price is $0.8125 based on the average of the bid and asked price on August 28, 1996.

(2) The maximum aggregate offering price equals 800,000 shares multiplied by the offering price of $0.8125 equaling $650,000.

(3) The amount of the Registration Fee equals $224. This amount is arrived at by multiplying the maximum aggregate offering price of $650,000 by 1/29th of 1%.





Incorporation of Registration Statement by Reference.

          The contents of Gentner Communications Corporation's (the "Company") S-8 Registration Statement filed with the Securities and Exchange Commission as file number 33-65848, is hereby incorporated by reference in its entirety.



BASIS FOR FILING OF REGISTRATION.

          The Company is filing this Registration Statement as the Board of Directors of the Company has determined to increase by eight hundred thousand (800,000) the number of shares of its Common Stock available for issuance under its 1990 Incentive Plan.



EXHIBITS

          The following documents are filed as exhibits to this Form
S-8.


Exhibit Number                    Description

     5 Opinion of Jones, Waldo, Holbrook & McDonough regarding the legality of the securities being registered hereunder.

     23         Consent of Independent Auditors, Ernst & Young LLP.



                             SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on September 4, 1996.

                                   GENTNER COMMUNICATIONS CORPORATION


                                   By: /s/ RUSSELL D. GENTNER
                                       ------------------------------
                                       Russell D. Gentner
                                       Chief Executive Officer
                                       (principal executive officer)

                                   By: /s/ DAVID L. HARMON
                                       ------------------------------
                                       David L. Harmon
                                       Chief Financial Officer
                                       (principal financial &
                                       accounting officer)


          In addition to the signature of the Company set forth above, this Form S-8 has been signed below by the following persons, in the capacities and on the dates indicated:


                            POWER OF ATTORNEY

          Know all men by these presents, that each person whose signature appears below constitutes and appoints Russell D. Gentner, his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments to this report on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

          Signature                   Title                 Date
          ---------                   -----                 ----

/s/ RUSSELL D. GENTNER       Director, Chairman of the
- -------------------------    Board of Directors, and
Russell D. Gentner           Chief Executive Officer      September 4, 1996
                             (principal executive officer)


/s/ BRAD R. BALDWIN          Director                     September 4, 1996
- -------------------------
Brad R. Baldwin


/s/ EDWARD DALLIN BAGLEY     Director                     September 4, 1996
- -------------------------
Edward Dallin Bagley


/s/ EDWARD N. BAGLEY         Director                     September 4, 1996
- -------------------------
Edward N. Bagley


/s/ DWIGHT H. EGAN           Director                     September 4, 1996
- -------------------------
Dwight H. Egan


/s/ K. BRADFORD ROMNEY       Director                     September 4, 1996
- -------------------------
K. Bradford Romney